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                                                                   EXHIBIT 10.14

                          Exodus Communications, Inc.

                           Master Services Agreement

This Master Services Agreement (the "Agreement") between Exodus Communications, Inc. ("Exodus") and HomeGrocer.com, Inc. ("Customer") is made effective as of date indicated below the Customer signature on the initial Order Form submitted by Customer and accepted by Exodus.

1.   Overview.

     1.1 General. This Agreement states the terms and conditions by which Exodus will deliver and Customer will receive any or all of the services provided by Exodus, including facilities, bandwidth, managed services and professional services. If Customer purchases any equipment from Exodus (as indicated in the Order Form(s) described below), the terms and conditions by which Customer purchases and Exodus sells such equipment are stated in Addendum A attached hereto. Only this Section 1.1 and Addendum A shall apply to the purchase and sale of equipment. The specific services and/or products to be provided hereunder are identified in the Order Form(s) submitted by Customer and accepted by Exodus and described in detail in the Specification Sheets and Statements of Work attached to each Order Form. Each Order Form, Specification Sheet and Statement of Work submitted, accepted and executed by both parties is hereby incorporated by reference into this Agreement. This Agreement is intended to cover any and all Service(s) ordered by Customer and provided by Exodus. In the event that any terms set forth herein apply specifically to a service not ordered by Customer, such terms shall not apply to Customer.

     1.2  Definitions.

          (a) "Customer Area" means those portion(s) of the Internet Data Center(s) made available to Customer for the placement of Customer Equipment and/or Exodus Supplied Equipment and use of the Service(s).

          (b) "Customer Equipment" means the Customer's computer hardware, not including stored data, and other tangible equipment placed by Customer in the Customer Area. The Customer Equipment shall be identified on Exodus' standard customer equipment list completed and delivered by Customer to Exodus, as amended in writing from time to time by Customer.

          (c) "Customer Registration Form" means the list that contains the names and contact information of individuals authorized by Customer to enter the Internet Data Center(s) and Customer Area, as delivered by Customer to Exodus and amended in writing from time to time by Customer.

          (d) "Customer Technology" means Customer's proprietary technology, including, without limitation, Customer's Internet operations design, content, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by Customer or licensed to Customer from a third party) and also including any derivatives, improvements, enhancements or extensions of Customer Technology.

          (e) "Exodus Technology" means Exodus' proprietary technology, including Service(s), software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), network designs, know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by Exodus or licensed to Exodus from a third party) and also including any derivatives, improvements, enhancements or extensions of Exodus Technology that are not uniquely applicable to Customer.

          (f) "Initial Term" means the minimum term for which Exodus will provide the Service(s) to Customer, as indicated on the Order Form(s). Except as otherwise expressly provided in this Agreement, Exodus is obligated to provide and Customer is obligated to pay for each Service through its Initial Term.

          (g) "Internet Data Center(s)" means any of the facilities used by Exodus to provide the Service(s).

          (h) "Professional Services" means any non-standard professional or consulting service provided by Exodus to Customer as more fully described in a Statement of Work.

          (i) "Exodus Supplied Equipment" means the computer hardware, software and other tangible equipment and intangible computer code contained therein to be provided by Exodus for use by Customer as set forth on the Order Form(s).

          (j) "Representatives" mean the individuals identified in writing on the Customer Registration Form and authorized by Customer to enter the Internet Data Center(s) and the Customer Area.

          (k) "Rules and Regulations" means the Exodus general rules and regulations governing Customer's use of Service(s), including, but not limited to, on line conduct, and the obligations of Customer and its Representatives in the Internet Data Center(s), which have been provided to Customer in writing prior to execution of this Agreement.

          (l) "Service(s)" means the specific Internet Data Center service(s) provided by Exodus as described on the Order Form(s).

          (m) "Service Commencement Date" means the date Exodus will begin providing the Service(s) to Customer, as indicated in a Notice of Service Commencement delivered by Exodus to Customer.

          (n) "Service Level Warranty" is described and defined in Section 5.2 below.

          (o) "Specification Sheet" means the detailed description for each Service, other than Professional Services, ordered by Customer that is attached to an Order Form(s).

          (p) "Statement of Work" means the detailed description(s) of the Professional Services attached to (an) Order Form(s).

          (r) "Work" means any tangible deliverable provided by Exodus to Customer as described in the Statement of Work for any Professional Service.

2.   Delivery of Services; Terms; Fees.

     2.1  Delivery of Services.

          (a) General. By submitting an Order Form, Customer agrees to take and pay for, and, by accepting the Order Form, Exodus agrees to provide, the Service(s) during the Initial Term and for any period thereafter, as specified in paragraph 2.2(b) below.

          (b) Delivery of Supplemental Services. The purpose of this provision is to enable Exodus to provide Customer with certain limited services and equipment needed by Customer on a "one-off" or emergency basis ("Supplemental Services") where such services are not included within the scope of the Service(s) as described in the Specification Sheets and/or Statement of Work. Supplemental Service may include, as an example, a request from Customer to Exodus via telephone that Exodus immediately replace a problem Customer server with an Exodus server for a temporary period of time. Exodus shall notify Customer of the fees for any Supplemental Services requested by Customer and obtain Customer's approval prior to providing such services. In the event Exodus reasonably determines that Supplemental Services are required on an emergency basis, after making reasonable attempts to contact Customer, Exodus may provide such services without the consent of Customer, thereafter provide notice of the services to Customer and bill Customer a reasonable fee for such services. Customer agrees to pay Exodus the reasonable fees charged by Exodus for Supplemental Services. Customer will be charged for Supplemental Services in the invoice issued the month following delivery of the services. Exodus will use commercially reasonable efforts to provide Supplemental Services, provided that Exodus has no obligation to determine the need for or provide Supplemental Services.All Supplemental Services provided pursuant to this paragraph 2.1(b) are provided in a professional and workmanlike manner

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consistent with industry standards reasonably applicable to the performance thereof. Otherwise, all Supplemental Services are provided on an "as-is" basis and exclude warranties of any kind, whether express or implied.

     2.2  Term.

          (a) Term Commencement. The term for each Service will commence on the Service Commencement Date indicated in the Notice of Service Commencement delivered by Exodus to Customer when Exodus begins providing each Service to Customer, and shall continue through the duration of the Initial Term as specified on the Order Form.

          (b) Continuation of Services After Initial Term. At the end of the Initial Term for each ordered monthly recurring Service, Exodus will continue to provide the Service, and Customer will continue to take and pay for the monthly recurring Service, indefinitely and pursuant to the terms and conditions of this Agreement, until either party notifies the other in writing that it has elected to terminate the Service, in which case, the term will end for such Service effective thirty (30) days after the receipt of such notice. Notwithstanding the foregoing, Exodus may change or increase the prices it charges Customer for any Service at any time after the Initial Term effective sixty (60) days after providing written notice to Customer. This paragraph 2.2(b) does not apply to Exodus Supplied Equipment which is only provided for the Initial Term.

3.   Fees and payment terms.

     3.1 Fees and Expenses. Customer will pay all fees due according to the prices and terms listed in the Order Form(s). The prices listed in the Order Form(s) will remain in effect during the Initial Term indicated in the Order Form(s) and will continue thereafter, unless modified in accordance with Section
2.2. Customer also agrees to reimburse Exodus for actual out-of-pocket reasonable expenses incurred in providing Professional Services to Customer.

     3.2 Payment Terms. On the Service Commencement Date for each Service, Customer will be billed an amount equal to all non-recurring charges indicated in the Order Form and the monthly recurring charges for the first month of the term. Monthly recurring charges for all other months will be billed in advance of the provision of Service(s). All other charges for Service(s) received and expenses incurred for Professional Services during a month (e.g., bandwidth usage fees, travel expenses) will be billed at the end of the month in which the Service(s) or Professional Services were provided. Payment for all fees is due upon receipt of each Exodus invoice. All payments will be made in the United States in U.S. dollars.

     3.3 Late Payments. Any payment not received within thirty (30) days of the date of the invoice will accrue interest at a rate of one and one-half percent (1 1/2%) per month, or the highest rate allowed by applicable law, whichever is lower. If Customer is more than sixty (60) days delinquent in its payments, Exodus may, upon written notice to Customer, modify the payment terms to require full payment before the provision of all Service(s) and Exodus Supplied Equipment or require other reasonable assurances to secure Customer's payment obligations hereunder.

     3.4 Taxes. All fees charged by Exodus for Service(s) are exclusive of all taxes and similar fees now in force or enacted in the future imposed on the transaction and/or the delivery of Service(s), all of which Customer will be responsible for and will pay in full, except for taxes based on Exodus' net income.

4.   Confidential Information; Intellectual Property Ownership; License Grants.

     4.1  Confidential Information.

          (a) Nondisclosure of Confidential Information. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, and products, and other information held in confidence by the other party ("Confidential Information"). Confidential Information will include all information in tangible or intangible form that is marked or designated as confidential or that, under the circumstances of its disclosure, should be considered confidential. Confidential Information will also include, but not be limited to, Exodus Technology, Customer Technology, and the terms and conditions of this Agreement. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by, or required to achieve the purposes of, this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information, at least as stringent as it takes to protect its own Confidential Information.

          (b) Exceptions. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party;
(ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party without reference to the other party's Confidential Information. The receiving party may disclose Confidential Information pursuant to the requirements of a governmental agency or by operation of law, provided that it gives the disclosing party reasonable prior written notice sufficient to permit the disclosing party to contest such disclosure.

     4.2  Intellectual Property.

          (a) Ownership. Except for the rights expressly granted herein and the assignment expressly made in paragraph 4.4(a), this Agreement does not transfer from Exodus to Customer any Exodus Technology, and all right, title and interest in and to Exodus Technology will remain solely with Exodus. Except for the rights expressly granted herein, this Agreement does not transfer from Customer to Exodus any Customer Technology, and all right, title and interest in and to Customer Technology will remain solely with Customer. Exodus and Customer each agrees that it will not, directly or indirectly, reverse engineer, decompile, disassemble or otherwise attempt to derive source code or other trade secrets from the other party.

          (b) General Skills and Knowledge. Notwithstanding anything to the contrary in this Agreement, Exodus will not be prohibited or enjoined at any time from utilizing any skills or knowledge of a general nature acquired during the course of providing the Services, including, without limitation, information publicly known or available or that could reasonably be acquired in similar work performed for another customer of Exodus.

     4.3  License Grants.

          (a) By Exodus. Exodus hereby grants to Client a nonexclusive, royalty-free license, during the term of this Agreement, to use the Exodus Technology solely for purposes of using the Service(s), Supplemental Services and Professional Service(s). Customer shall have no right to use the Exodus Technology for any purpose other than using the Service(s), Supplemental Services or Professional Services.

          (b) By Customer. Customer agrees that if, in the course of performing the Service(s), it is necessary for Exodus to access Customer Equipment and use Customer Technology, Exodus is hereby granted and shall have a nonexclusive, royalty-free license, during the term of this Agreement, to use the Customer Technology solely for the purposes of delivering the Service(s) to Customer. Exodus shall have no right to use the Customer Technology for any purpose other than providing the Service(s).

     4.4  Professional Services; Assignments and License.

          (a) Assignment of Work. Effective at the time Exodus receives full and final payment for the Work, Exodus assigns to Customer all rights, title and interest, including all intellectual property rights, in the Work, provided, however, that such assignment does not include the Exodus Technology.

          (b) License Grant. Commencing at the time Exodus receives full and final payment for the Work, Exodus grants to Customer a non-exclusive, non-transferable, royalty free, perpetual license to use the Exodus Technology

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incorporated into the Work solely in connection with the use of the Work as a whole. To the extent that Customer or its employees or contractors participate in the creation or development of Exodus Technology, Customer, on behalf of itself and its employees and contractors, hereby assigns to Exodus all right, title and interest, including all intellectual property rights in, the Exodus Technology.

5.   Exodus Representations and Warranties.

      5.1 General.

          (a) Authority and Performance of Exodus. Exodus represents and warrants that (i) it has the legal right to enter into this Agreement and perform its obligations hereunder,and (ii) the performance of its obligations and delivery of the Service(s) to Customer will not violate any applicable U.S. laws or regulations, including OSHA requirements, or cause a breach of any agreements with any third parties. In the event of a breach the warranties set forth in this paragraph 5.1(a), Customer's sole remedy is termination pursuant to Section 10 of the Agreement.

          (b) Year 2000 Performance Compliance. Exodus warrants that none of the computer hardware and software systems and equipment incorporated into or utilized in the delivery of the Service(s) contain any date dependent routines or logic which will fail to operate correctly after December 31, 1999, by reason of such date dependence; provided, however, that no representation or warranty is made as to the adequacy of any Customer or third party service provider hardware or software used in connection with the Service(s). Exodus agrees to immediately notify Customer if it becomes aware that any third party's software or hardware is not Year 2000 compliant. In the event of any breach of the warranties under this paragraph 5.1(b), Customer's sole remedy is termination pursuant to Section 10 of the Agreement.

     5.2. Service Level Warranty. In the event that Customer experiences any of the service performance issues defined in this Section 5.2, Exodus will, upon Customer's request in accordance with paragraph 5.2(d) below, credit Customer's account as described below (the "Service Level Warranty"). The Service Level Warranty includes a 100% facility uptime guarantee for the Internet Data Center(s), a 100% power availability guarantee for power provided to the Customer Area, a 99.97% uptime guarantee for Exodus' U.S. Network (which means that Exodus shall use all reasonable commercial efforts to ensure that the Exodus Network is operating and available to Customer at least 99.97% of the time in any calendar month), and a latency guarantee for monthly average round-trip transmissions of 120 milliseconds or less between any two points within Exodus' U.S. network. The Service Level Warranty shall not apply to any services other than bandwidth and facility services, and, shall not apply to performance issues (i) caused by factors outside of Exodus's reasonable control; (ii) that resulted from any actions or inactions of Customer or any third parties (not including affiliates of Exodus); or (iii) that resulted from Customer's equipment and/or third party equipment (not within the sole control of Exodus).

          (a) Service Warranty Definitions. For purposes of this Agreement, the following definitions shall apply only to the Service(s) (not including Professional Services).

               (i) "Downtime" shall mean sustained packet loss in excess of fifty percent (50%) within Exodus' U.S. network for fifteen (15) consecutive minutes. Downtime shall not include any packet loss or network unavailability during Exodus' scheduled maintenance of the Internet Data Centers, network and Service(s), as described in the Rules and Regulations. The term "Downtime" shall include without limitation any service interruption for fifteen (15) consecutive minutes due to a power failure or environmental control failure due to action or inaction by Exodus at an Internet Data Center.

               (ii) "Excess Latency" shall mean transmission latency in excess of one hundred twenty (120) milliseconds round trip time between any two points within Exodus' U.S. network.

               (iii) "Excess Packet Loss" shall mean packet loss in excess of one percent (1%) between any two points within Exodus' U.S. network.

               (iv) "Performance Problem" shall mean Excess Packet Loss and/or Excess Latency and/or Facility Downtime.

               (v) "Service Credit" shall mean an amount equal to the pro-rata monthly recurring connectivity charges (i.e., all monthly recurring bandwidth-related charges) for one (1) day of Service.

          (b) Downtime Periods. In the event Customer experiences Downtime, Customer shall be eligible to and shall receive from Exodus a Service Credit for each Downtime period. Examples: If Customer experiences one Downtime period, it shall be eligible to and shall receive one Service Credit. If Customer experiences two Downtime periods, either from a single event or multiple events, it shall be eligible to and shall receive two Service Credits. If Customer experiences Facility Downtime, Customer shall be eligible to and shall receive from Exodus a Facility Downtime Service Credit for each Facility Downtime Period.

          (c) Performance Problem; Packet Loss and Latency; Requests for Service Credits. In the event that Exodus discovers or is notified by Customer that Customer is experiencing a Performance Problem, Exodus will take all actions necessary to determine the source of the Performance Problem. Both parties will use reasonable efforts to inform one another of any Performance Problem, and to notify one another that Customer may be eligible for Service Credits as a result of the Performance Problem. Customer shall have fourteen
(14) business days from the date Customer discovers or is notified by Exodus that Customer is eligible for Service Credits as a result of a particular Performance Problem to request such Service Credits, or such Service Credits shall be deemed waived; a request for Service Credits may be made via email.

               (i) Time to Discover Source of Performance Problem; Notification of Customer. If Exodus discovers or receives notice of a Performance Problem, Exodus will, within 30 minutes, page the Customer and advise of the Performance Problem provided that Customer has provided a pager number for such use. Within two (2) hours of discovering or receiving notice of the Performance Problem, Exodus will determine whether the source of the Performance Problem is limited to the Customer Equipment and the Exodus equipment connecting the Customer Equipment to the Exodus LAN. If Exodus determines that the Customer Equipment and Exodus connection are not the source of the Performance Problem, Exodus will determine the source of the Performance Problem within an additional two (2) hour period. In any event, Exodus will notify Customer of the source of the Performance Problem within sixty (60) minutes of identifying the source.

               (ii) Remedy of Packet Loss and Latency. If the source of the Performance Problem is within the sole control of Exodus, Exodus will remedy the Performance Problem within two (2) hours of determining the source of the Performance Problem. If the source of and remedy to the Performance Problem reside outside of the Exodus LAN or WAN, Exodus will use commercially reasonable efforts to notify the party(ies) responsible for the source of the Performance Problem and cooperate with it (them) to resolve such problem as soon as possible.

               (iii) Failure to Determine Source and/or Remedy. In the event that Exodus (A) is unable to determine the source of the Performance Problem within the time periods described in subsection (i) above and/or; (B) Exodus is the sole source of the Performance Problem and is unable to remedy such Performance Problem within the time period described in subsection (ii) above, Exodus will deliver a Service Credit to Customer for each two (2) hour period in excess of the time periods for identification and resolution described above.

          (d) Remedies Shall Not Be Cumulative. A Service Credit shall be issued in the Exodus invoice in the month following the Downtime or Performance Problem, unless the Service Credit is due in Customer's final month of Service. In such case, a refund for the dollar value of the Service Credit will be mailed to Customer. Customer shall also be eligible to receive a pro-rata refund for
(i) Downtime periods and Performance Problems for which Customer does not receive a Service Credit and (ii) any Service(s) Exodus does not deliver to Customer for which Customer has paid.

          (e) Termination Option for Chronic Problems. Customer may terminate this Agreement for cause and without penalty by notifying Exodus within seven
(7) days following the end of a calendar month in the event either of the following occurs: (i) Customer is entitled to more than seven (7) Service Credits for Downtime or Performance Problems resulting from two (2) or more nonconsecutive Downtime or Performance Problems events during the calendar month; or (ii) Customer experiences more than four (4) consecutive hours of

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Downtime due to any single event Such termination will be effective upon receipt of such notice by Exodus.

          (f) The service level warranty set forth in this section 5.2 shall only apply to the bandwidth and facilities Service(s) provided by exodus and, does not apply to (i) any professional services; (ii)any supplemental services; and (iii) any Service(s) that expressly exclude this service level warranty (as stated AND INITIALED BY THE PARTIES on the order form OR IN THE SPECIFICATION SHEETS for such Service(s)). Except with respect to willful misconduct or negligence by Exodus, This Section 5.2 AND SECTION 10 states customer's sole and exclusive remedies for any failure by Exodus to provide Service(s).

     5.3 Service Performance Warranty. Exodus warrants that it will perform the Service(s) in a manner consistent with industry standards reasonably applicable to the performance thereof.

     5.4 Selection of Exodus Supplied Equipment; Manufacturer Warranty. Customer acknowledges that it has selected the Exodus Supplied Equipment. Except with respect to any express warranties for Service(s) related to Exodus Supplied Equipment, Customer acknowledges and agrees that its use and possession of the Exodus Supplied Equipment by Customer shall be subject to and controlled by the terms of any manufacturer's or, if appropriate, supplier's warranty. Customer agrees to look solely to the manufacturer or, if appropriate, supplier with respect to all mechanical, service and other claims, and the right to enforce all warranties made by said manufacturer are hereby, to the extent Exodus has the right, assigned to Customer.

     5.5  No Other Warranty. Except for the express warranties set forth in this section 5, the Service(s) are provided on an "as is" basis, and Customer's use of the Service(s) is at its own risk. Exodus does not make, and hereby disclaims, any and all other Express and/or implied warranties, including, but not limited to, warranties of merchantability, fitness for a particular purpose, noninfringement and title, and any warranties arising from a course of dealing, usage, or trade practice. Except as expressly set forth herein, Exodus does not warrant that the Service(s) will be uninterrupted, error-free, or completely secure.

     5.6 Disclaimer of Actions Caused by and/or Under the Control of Third Parties. Exodus does not and cannot control the flow of data to or from Exodus' network and other portions of the internet. Such flow depends in large part on the performance of internet services provided or controlled by third parties. At times, actions or inactions of such third parties can impair or disrupt customer's connections to the Internet (or portions thereof). Although Exodus will use commercially reasonable efforts to take all actions it deems appropriate to remedy and avoid such events, exodus cannot guarantee that such events will not occur. Accordingly, Exodus disclaims any and all liability resulting from or related to such events unless caused by the willful misconduct or negligence of Exodus.

6.   Customer Obligations.

     6.1  Warranties of Customer.

          (a) General. Customer represents and warrants that (i) it has the legal right and authority, and will continue to own or maintain the legal right and authority, during the term of this Agreement, to place and use any Customer Equipment as contemplated under this Agreement; (ii) the performance of its obligations and use of the Service(s) will not violate any applicable laws, regulations or the Rules and Regulations, or cause a breach of any of Customer's agreements with any third parties, or unreasonably interfere with other Exodus customers' use of Exodus services (e.g., diverting power from another Customer's equipment, turning off power, intentionally causing sprinkler system to go on) and (iii) all equipment, materials and other tangible items placed by Customer at Internet Data Centers will be used in compliance with all applicable manufacturer specifications.

          (b) Breach of Warranties. In the event of any material breach of any of the foregoing warranties, in addition to any other remedies available at law or in equity, Exodus will have the right, in its sole reasonable discretion, to suspend immediately any related Service(s) if deemed reasonably necessary by Exodus to prevent any harm to Exodus and its business. Exodus will provide written notice prior to suspension and opportunity to cure if practicable depending on the nature of the breach. Once cured, Exodus will promptly restore the Service(s).

     6.2 Compliance with Law and Rules and Regulations. Customer agrees that it will use the Service(s) only for lawful purposes and in accordance with this Agreement. Customer will comply at all times during the term of this Agreement with all applicable laws and regulations and the Rules and Regulations, as updated by Exodus from time to time. The Rules and Regulations are incorporated herein and made a part hereof by this reference. Exodus may change the Rules and Regulations upon fifteen (15) days' notice to Customer, which notice may be provided by posting such new Rules and Regulations at the Exodus Web site identified in the Rules and Regulations and notifying Customer by written notice. Customer agrees that it has received, read and understands the current version of the Rules and Regulations. The Rules and Regulations contain restrictions on Customer's and Customer's users' online conduct (including prohibitions against unsolicited commercial email) and contain financial penalties for violations of such restrictions. Customer agrees to comply with such restrictions and, in the event of a failure to comply, Customer agrees to pay the reasonable financial penalties in accordance with the Rules and Regulations. Customer acknowledges that Exodus exercises no control whatsoever over the content of the information passing through Customer's site(s) and that it is the sole responsibility of Customer to ensure that the information it and its users transmit and receive complies with all applicable laws and regulations and the Rules and Regulations.

     6.3 Access and Security. Except with the advanced written consent of Exodus, Customer's access to the Internet Data Centers will be limited solely to the Representatives. Representatives may only access the Customer Area and are prohibited from accessing other areas of the Internet Data Center(s) unless accompanied by an authorized Exodus representative.

     6.4 Restrictions on Use of Service(s). Customer shall not, without the prior written consent of Exodus (which may be withheld in its sole discretion), resell the Service(s) to any third parties or connect Customer Equipment directly to anything other than the Exodus network, equipment and facilities.

     6.5 Relocation of Customer Equipment at Exodus' Request. In the event that it becomes necessary to relocate the Customer Equipment to another Customer Area or Internet Data Center operated by Exodus, Customer will cooperate in good faith with Exodus to facilitate such relocation, provided that such relocation is based on reasonable business needs of Exodus (including the needs of other Exodus customers), the expansion of the space requirements of Customer or otherwise. Exodus shall be solely responsible for all costs and expenses incurred by Exodus in connection with any such relocation and will use commercially reasonable efforts, in cooperation with Customer, to minimize and avoid any interruption to the Service(s). If such relocation is more than ten
(10) miles away from the initial Internet Data Center, Customer will have right to immediately terminate this Agreement. Exodus agrees not to relocate Customer Equipment without Customer's prior consent and at Customer's sole discretion.

     6.6  Exodus Supplied Equipment.

          (a) Delivery and Term. On or prior to the Service Commencement Date, Exodus shall deliver to Customer, at the designated Customer Area, the Exodus Supplied Equipment. Customer shall have the right to use the Exodus Supplied Equipment for the Initial Term set forth in the Order Form and any additional period agreed to in writing by Exodus. Customer shall not remove any Exodus Supplied Equipment from the Customer Area(s) without the prior written consent of Exodus.

          (b) Title. The Exodus Supplied Equipment shall always remain the personal property of Exodus. Customer shall have no right or interest in or to the Exodus Supplied Equipment except as provided in this Agreement and the applicable Order Form and shall hold the Exodus Supplied Equipment subject and subordinate to the rights of Exodus. Customer agrees to execute UCC

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financing statements as and when requested by Exodus and hereby appoints Exodus as its attorney-in-fact to execute such financing statements on behalf of Customer. Customer will, at its own expense, keep the Exodus Supplied Equipment free and clear from any liens or encumbrances of any kind (except any caused by Exodus) and will indemnify and hold Exodus harmless from and against any loss or expense caused by Customer's failure to do so. Each party shall give the other immediate written notice of any attachment or judicial process affecting the Exodus Supplied Equipment or Exodus' ownership. Customer will not remove, alter or destroy any labels on the Exodus Supplied Equipment stating that it is the property of Exodus and shall allow the inspection of the Exodus Supplied Equipment at any time.

          (c) Use, Maintenance and Repair. Customer will, at its own expense, keep the Exodus Supplied Equipment in good repair, appearance and condition, other than normal wear and tear, and, if not included in the Services, shall obtain, pay for and keep in effect through the Initial Term a hardware and software maintenance agreement with the manufacturer or other party acceptable to Exodus. All parts furnished in connection with such repair and maintenance shall be manufacturer authorized parts and shall immediately become components of the Exodus Supplied Equipment and the property of Exodus. Customer shall use the Exodus Supplied Equipment in compliance with the manufacturer's or supplier's suggested guidelines.

          (d) Upgrades and Additions. Customer may affix or install any accessory, addition, upgrade, equipment or device on to the Exodus Supplied Equipment (other than electronic data) ("Additions") provided that such Additions (i) can be removed without causing material damage to the Exodus Supplied Equipment; (ii) do not reduce the value of the Exodus Supplied Equipment and (iii) are obtained from or approved in writing by Exodus and are not subject to the interest of any third party other than Exodus. Any other Additions may not be installed without Exodus' prior written consent. At the end of the Initial Term, Customer shall remove any Additions which (i) were not provided by Exodus and (ii) are readily removable without causing material damage or impairment of the intended function, use, or value of the Exodus Supplied Equipment, and restore the Exodus Supplied Equipment to its original configuration. Any Additions, which are not so removable, will become the property of Exodus (lien free).

7.   Insurance.

     7.1 Exodus Minimum Levels. Exodus agrees to keep in full force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than $2 million per occurrence for bodily injury and property damage and (ii) workers' compensation insurance in an amount not less than that required by applicable law. Exodus agrees that it will ensure and be solely responsible for ensuring that its contractors and subcontractors maintain insurance coverage at levels no less than those required by applicable law and customary in Exodus' and its agents' industries.

     7.2 Customer Minimum Levels. In order to provide customers with physical access to facilities operated by Exodus and equipment owned by third parties, Exodus is required by its insurers to ensure that each Exodus customer maintains adequate insurance coverage. Customer agrees to keep in full force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than $2 million per occurrence for bodily injury and property damage and (ii) workers compensation insurance in an amount not less than that required by applicable law. Customer agrees that it will ensure and be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain insurance coverage at levels no less than those required by applicable law and customary in Customer's and its agents' industries.

     7.3 Certificates of Insurance. Prior to installation of any Customer Equipment in the Customer Area, Customer will deliver to Exodus certificates of insurance which evidence the minimum levels of insurance set forth above.

8.   Limitations of Liability.

     8.1 Personal Injury. Each Representative and any other person visiting an Internet Data Center does so at its own risk. Exodus assumes no liability whatsoever for any harm to such persons resulting from any cause other than the negligence or willful misconduct of exodus.

     8.2 Damage to Customer Equipment. Exodus assumes no liability for any damage to, or loss of, any Customer Equipment resulting from any cause other than the negligence or willful misconduct of exodus. To the extent Exodus is liable for any damage to, or loss of, Customer Equipment for any reason, such liability will be limited solely to the then-current replacement value of the Customer Equipment, excluding lost data , software and firmware.

     8.3. Consequential Damages Waiver. Except for a breach of section 4.1 ("Confidential Information") and except in connection with matters covered by section 9.1 ("Indemnification") of this agreement, in no event will either party be liable or responsible to the other for any type of incidental, punitive, indirect or consequential damages, including, but not limited to, lost revenue, lost profits, replacement goods, loss of technology, rights or services, loss of data, or interruption or loss of use of service or equipment, even if advised of the possibility of such damages, whether arising under theory of contract, tort (including negligence), strict liability or otherwise.

     8.4. Basis of the Bargain; Failure of Essential Purpose. The parties acknowledge that Exodus has set its prices and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

9.   Indemnification.

     9.1. Indemnification. Each party (the "Indemnifying Party") will indemnify, defend and hold the other party (the "Indemnified Party") harmless from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "Losses") resulting from any claim, suit, action, or proceeding (each, an "Action") brought by any third party against the other or its affiliates alleging (A)if Exodus is the Indemnifying Party: the Exodus Technology the Service(s), the Professional Services or the Work infringes any intellectual property right (but excluding any claim to the extent the infringement was contributorily caused by Customer), or involves the wrongful use of any trade secret or confidential or proprietary information; (ii) personal injury or property damage caused by the negligence or willful misconduct of Exodus, its Representatives or designees; and/or (iii) any violation by Exodus of or failure of Exodus to comply with the Rules and Regulations.

(B) if Customer is the Indemnifying Party: (i) Customer's use of the Exodus Technology, the Service(s), the Professional Services or the Work infringes any intellectual property right or involves the wrongful use of any trade secret or confidential or proprietary information (but only to the extent that the claim would not have arisen had Customer's use not occurred); (ii) personal injury or property damage caused by the negligence or willful misconduct of Customer, its Representatives or designees (not including Exodus); (iii) any violation by Customer of or failure of Customer to comply with the Rules and Regulations; and/or (iv) except for losses caused by the willful misconduct or negligence of Exodus, Customer will indemnify, defend and hold Exodus, its affiliates and customers harmless from and against any and all Losses resulting from or arising out of any Action brought against Exodus, its affiliates or customers alleging any damage or destruction to the Customer Area, the Internet Data Centers, Exodus equipment or other customer equipment caused by Customer, its Representative(s) or designees (not including Exodus).

     9.2 Notice. Each party's indemnification obligations hereunder shall be subject to (i) receiving prompt written notice of the existence of any Action;
(ii) being able to, at its option, control the defense of such Action; (iii) permitting the indemnified party to participate in the defense of any Action; and (iv) receiving full cooperation of the indemnified party in the defense thereof.

10.  Termination.

     10.1. Termination of Services For Convenience Following Initial Term. The Service(s) may be terminated for convenience in accordance with the terms set forth in paragraph 2.2(b) of this Agreement.

     10.2.  Termination For Cause. Either party may terminate this Agreement if:
(i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within five (5) days after receipt of written notice from Exodus; (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (iii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing. Customer may also terminate this Agreement in accordance with the terms set forth in paragraph 5.2(a)(f) ("Termination Option For Chronic Problems") or paragraph 6.5 ("Relocation of Customer Equipment") of this Agreement.

     10.3 No Liability for Termination. Neither party will be liable to the other for any termination or expiration of any Service or this Agreement in accordance with its terms.

     10.4. Effect of Termination. Upon the effective date of termination of this Agreement:

          (a)  Exodus will immediately cease providing the Service(s);

          (b) any and all payment obligations of Customer under this Agreement for Service(s) provided through the date of termination will immediately become due;

          (c) within thirty (30) days of such termination, each party will return all Confidential Information of the other party in its possession and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement; and

          (d) within five (5) days of such termination Customer shall (i) remove from the Internet Data Centers all Customer Equipment (excluding any Exodus Supplied Equipment) and any other Customer property; (ii) deliver or make available all Exodus Supplied Equipment to an authorized representative of Exodus, and (iii) return the Customer Area to Exodus in the same condition as it was on the Service Commencement Date for the Customer Area, normal wear and tear excepted. If Customer does not remove the Customer Equipment and its other property within such five-day period, Exodus will have the option to (i) move any and all such property to secure storage and charge Customer for the cost of such removal and storage, and/or (ii) upon fifteen (15) days' prior written notice, liquidate the property in any reasonable manner.

     10.5. Customer Equipment as Security. In the event that Customer fails to pay Exodus all undisputed amounts owed Exodus under this Agreement when due, Customer agrees that, upon delivery of written notice to Customer, Exodus may
(i) restrict Customer's physical access to the Customer Area and Equipment; and/or (ii) take possession of any Customer Equipment and store it, at Customer's expense, until taken in full or partial satisfaction of any lien or judgment, all without being liable to prosecution or for damages.

     10.6. Survival. The following provisions will survive any expiration or termination of the Agreement: Sections 3, 4.1, 4.2, 4.4, 5.5, 6.6(d), 8, 9, 10 and 11 (excluding 11.3).

11.  Miscellaneous Provisions.

     11.1 Force Majeure. Except for the obligation to make payments, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including acts of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet (not resulting from the actions or inactions of Exodus), provided that the delayed party: (a) gives the other party prompt notice of such cause, and (b) uses its reasonable commercial efforts to promptly correct such failure or delay in performance. If Exodus is unable to provide Service(s) for a period of seven (7) consecutive days as a result of a continuing force majeure event, Customer may cancel the Service(s) immediately.

     11.2 No Lease; Agreement Subordinate to Master Lease. This Agreement is a services agreement and is not intended to and will not constitute a lease of any real property. Customer acknowledges and agrees that (i) it has been granted only a license to occupy the Customer Area and use the Internet Data Centers and any equipment provided by Exodus in accordance with this Agreement; (ii) Customer has not been granted any real property interest in the Customer Space or Internet Data Centers; (iii) Customer has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances; and
(iv) this Agreement, to the extent it involves the use of space leased by Exodus, shall be subordinate to any lease between Exodus and its landlord(s).

     11.3 Marketing. Provided that prior written approval is obtained, each party agrees that the other party may refer to the other by trade name and trademark, and may briefly describe the other's business, in marketing materials and on its web site. Notwithstanding the foregoing, Customer hereby consents to Exodus's inclusion of Customer's name in a customer listing published in a prospectus or annual report, provided Customer is not the sole customer listed. Each party hereby grants the other party a license to use any tradenames and trademarks solely in connection with the rights granted to the other in this
Section 11.3.

     11.4 Government Regulations. Customer will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Customer operates or does business.

     11.5. Non-Solicitation. During the Term of this Agreement and continuing through the first anniversary of the termination of this Agreement, Customer agrees that it will not, and will ensure that its affiliates do not, directly solicit or attempt to solicit for employment any persons employed by Exodus who has provided Services to and interacted directly with Customer under this Agreement or contracted by Exodus to provide Services to Customer. During the Term of this Agreement and continuing through the first anniversary of the termination of this Agreement, Exodus agrees that it will not, and will ensure that its affiliates do not, directly solicit or attempt to solicit for employment any persons employed by Customer who has received Services from Exodus and interacted directly with Exodus under this Agreement.

     11.6. Third Party Beneficiaries. Exodus and Customer agree that, except as otherwise expressly provided in this Agreement, there shall be no third party beneficiaries to this Agreement, including but not limited to the insurance providers for either party or the customers of Customer.

     11.7. Governing Law; Dispute Resolution. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California (except that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods. The parties will endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement. Failing such amicable settlement, any controversy, claim, or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the Arbitration Rules (and if Customer is a non-U.S. entity, the International Arbitration Rules) of the American Arbitration Association ("AAA"). There will be three (3) arbitrators (the "Arbitration Tribunal"), the first of which will be appointed by the claimant in its notice of arbitration, the second of which will be appointed by the respondent within thirty (30) days of the appointment of the first arbitrator and the third of which will be jointly appointed by the party-appointed arbitrators within thirty (30) days thereafter. The language of the arbitration shall be English. The Arbitration Tribunal will not have the authority to award punitive damages to either party. Each party shall bear its own expenses, but the parties will share equally the expenses of the Arbitration Tribunal and the AAA. This Agreement will be enforceable, and any arbitration award will be final, and judgment thereon may be entered in any court of competent jurisdiction. The arbitration will be held in San Francisco, California, USA. Notwithstanding the foregoing, claims for preliminary injunctive relief, other pre-judgment remedies, and claims for Customer's failure to pay for Service(s) in accordance with this Agreement may be brought in a state or federal court in the United States with jurisdiction over the subject matter and parties.

     11.8. Severability; Waiver. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

     11.9. Assignment. Either party may assign this Agreement in whole as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets. Customer may not otherwise assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of Exodus, and any attempted assignment or delegation without such consent will be void. Exodus may assign this Agreement in part or delegate the performance of certain Services to third parties, including Exodus' wholly owned subsidiaries, provided Exodus controls the delivery of such Services to Customer and remains responsible to Customer for the delivery of such Services. Exodus agrees, however, not to assign the Service(s) to another Internet Service Provider without the prior consent of Customer. This Agreement will bind and inure to the benefit of each party's successors and permitted assigns.

     11.10 Notice. Any notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by email, confirmed facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party as listed on the Order Form or at such other address as may hereafter be furnished in writing by either party to the other party. Such notice will be deemed to have been given as of the date it is delivered, mailed, emailed, faxed or sent, whichever is earlier.

     11.11. Relationship of Parties. Exodus and Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Exodus and Customer. Neither Exodus nor Customer will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent, except as otherwise expressly provided herein.

     11.12. Entire Agreement; Counterparts; Originals. This Agreement, including all documents incorporated herein by reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile) is considered an original. This Agreement may be changed only by a written document signed by authorized representatives of Exodus and Customer in accordance with this Section 11.12. For purposes of this Agreement, the term "written" means anything reduced to a tangible form by a party, including a printed or hand written document, e-mail or other electronic format.

     11.13 Interpretation of Conflicting Terms. In the event of a conflict between or among the terms in this Agreement, the Order Form(s), the Specification Sheet(s), the Statement(s) of Work, and any other document made a part hereof, the documents shall control in the following order: the Order Form with the latest date, the Statement of Work, Specification Sheets, the Agreement and other documents.

Authorized representatives of Customer and Exodus have read the foregoing and all documents incorporated therein and agree and accept such terms effective as of the date first above written.

CUSTOMER                                     EXODUS COMMUNICATIONS, INC.

HOMEGROCER.COM, INC.


Signature: /s/ Rex L. Carter                 Signature: /s/ Susan Irvine
          ----------------------------                 -------------------------

Print Name: Rex L. Carter                    Print Name: Susan Irvine
           ---------------------------                  ------------------------

Title:    SR. V.P                            Title:    Manager, Contracts
          ----------------------------                 -------------------------

Date:     6/30/00                            Date:     7/5/00
          ----------------------------                 -------------------------

This Agreement incorporates the following documents:

          Order Form(s)

          Specification Sheet(s)

          Statement(s) Of Work (If Applicable)

          Registration Form

          Addendum A (Equipment Purchase Terms and Conditions)

                                  Addendum A

                    Equipment Purchase Terms and conditions


          1. SHIPPING AND HANDLING. All equipment purchased by Customer (the "Equipment") is provided FOB Santa Clara, California. Shipment will be made as specified by Customer and Customer is solely responsible for all expenses in connection with the delivery of the Equipment. The Equipment will be deemed accepted by Customer after twenty four hours inspection.

          2. PURCHASE PRICE AND TAXES. Customer shall pay to Exodus the purchase price set forth in the applicable Order Form ("Purchase Price") for each item of Equipment. Customer hereby grants and Exodus reserves a security interest in the Equipment and the proceeds thereof as a security for its obligations hereunder until payment of the full Purchase Price to Exodus. The Purchase Price is due and payable prior to delivery of the Equipment. Customer shall pay all taxes and other governmental charges assessed in connection with the rental, use or possession of the Equipment including, without limitation, any and all sales and/or use taxes and personal property taxes (other than taxes on Exodus' net income).

          3. TITLE. Exodus represents and warrants that it has good and marketable title to each item of Equipment, free an clear of all liens, charges and encumbrances whatsoever, and that Customer shall acquire title to the Equipment upon full payment of the purchase price(s) set forth herein. Notwithstanding the foregoing, Exodus and any licensor of rights to Exodus shall retain title to and rights in the intellectual property (whether or not subject to patent or copyright) and content contained in the materials supplied under the terms of this Agreement.

          4. SELECTION OF EQUIPMENT; MANUFACTURER WARRANTY. Customer acknowledges that is has selected the Equipment and disclaims any statements made by Exodus. Customer acknowledges and agrees that use and possession of the Equipment by Customer shall be subject to and controlled by the terms of any manufacturer's or, if appropriate, supplier's warranty, and Customer agrees to look solely to the manufacturer or, if appropriate, supplier with respect to all mechanical, service and other claims, and all applicable manufacturer and supplier warranties and the right to enforce all warranties made by said manufacturer and supplier are hereby, to the extent Exodus has the right, assigned to Customer. THE FOREGOING WARRANTY TOGETHER WITH THE WARRANTY OF TITLE IN SECTION 3 ABOVE IS THE EXCLUSIVE WARRANTY AND IS IN LIEU OF ANY ORAL REPRESENTATION AND ALL OTHER WARRANTIES AND DAMAGES, WHETHER EXPRESSED, IMPLIED OR STATUTORY. EXODUS HAS NOT MADE NOR DOES MAKE ANY OTHER WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, OR OF NONINFRINGEMENT OF THIRD PARTY RIGHTS AND AS TO EXODUS AND ITS ASSIGNEES, CUSTOMER PURCHASES THE EQUIPMENT "AS IS".

          5. LIMITATION OF LIABILITY. Exodus' entire liability for any damages which may arise hereunder, for any cause whatsoever, and regardless of the form of action, whether in contract or in tort, including Exodus' negligence, or otherwise, shall be limited to the Purchase Price paid by Customer for the Equipment. IN NO EVENT WILL EXODUS BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OR FOR ANY LOSS OF BUSINESS OR PROSPECTIVE BUSINESS OPPORTUNITIES, PROFITS, SAVINGS, INFORMATION, USE OR OTHER COMMERICAL OR ECONOMIC LOSS, EVEN IF EXODUS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          6. GOVERNING LAW; DISPUTE RESOLUTION. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California (except that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods. The parties will endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement. Failing such amicable settlement, any controversy, claim, or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, either party may bring suit in a court of competent jurisdiction.

          7. MISCELLANEOUS. The above terms and conditions are the only terms and conditions upon which Exodus is willing to sell the Equipment and supersedes all previous agreements, promises or representations, oral or written.

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